EXHIBIT 5.1

REEDER & SIMPSON P.C.
Attorneys-at-Law

RRE Commercial Center		Raymond E. Simpson
P.O. Box 601		53-55 Akti Miaouli, 6th floor
Majuro, MH 96960, Marshall Islands		185 36 Piraeus, Greece
Telephone:	+692 625 3602	Telephone:	+30 210 429 3323
Fax:	+692 625 3603	Fax:	+30 210 941 4790
E-mail:	dreeder@ntamar.net	E-mail:	simpson@otenet.gr
		Mobile phone:	+30 6945 465 173

May 10, 2010

Seanergy Maritime Holdings Corp.
1-3 Patriarchou Grigoriou
16674 Glyfada
Athens, Greece

Re:	Seanergy Maritime Holdings Corp.

Ladies and Gentlemen:

We have acted as counsel to Seanergy Maritime Holdings Corp. (the "Company") in connection with the Company's registration statement on Form F-3 (File No. 333–       ) (such registration statement as amended or supplemented from time to time, the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission"), with respect to (i) 20,560,610 shares of the Company's common stock, par value $0.0001 per share (the "Existing Shares"), (ii) 16,016,667 of the Company's common stock purchase warrants (the "Warrants") and (iii) 16,016,667 shares of the Company's common stock issuable upon the exercise of the Warrants (the "Warrant Shares") to be offered by the selling security holders identified in the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the "Prospectus") included in the Registration Statement; (iii) the warrant agreement under which the Warrants were issued and as described in the Registration Statement, filed with the Commission on EDGAR on July 10, 2007 as Exhibit 4.5 to the registration statement on Form F-1 (File No. 333-144436) of the Company's predecessor (the "Warrant Agreement"); and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Republic of the Marshall Islands.

Seanergy Maritime Holdings Corp.
May 10, 2010

2. The Existing Shares and Warrants have been duly authorized, and are validly issued, fully paid and non-assessable.

3. The Warrants constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of credits' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained in such documents, if any, may be limited by applicable law and consideration of public policy.

4. The Warrant Shares have been duly authorized and, when issued, delivered, sold and paid for upon exercise of such Warrants, as contemplated by the Warrant Agreement, will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Reeder & Simpson P.C.
Reeder & Simpson P.C.

SK 26979 0001 1097939